Exhibit 99.1

CorEnergy Announces Third Quarter 2023 Results
KANSAS CITY, MO - November 7, 2023 - CorEnergy Infrastructure Trust, Inc. (NYSE: CORR, CORRPrA) ("CorEnergy" or the "Company") today announced financial results for the third quarter ended September 30, 2023.
Third Quarter 2023 and Recent Highlights
•Reported total revenue of $33.0 million.
•Generated net loss of $4.3 million and Adjusted EBITDA (a non-GAAP financial measure) of $4.8 million.
•Transported an average of 151,953 barrels per day.
•Submitted additional information to the Federal Trade Commission ("FTC") as requested by the FTC as part of its review of CorEnergy's agreement to sell its MoGas and Omega pipeline systems to Spire, Inc. for $175.0 million in cash.
◦The transaction is expected to close around the end of the calendar year, pending FTC review and approval and subject to customary closing conditions.
•Advanced proposed cost-of-service based tariff increases as a result of volume shortfalls, including:
◦A 36% tariff increase on Crimson's SPB system, of which 10% was effective in March 2023.
◦A 128% tariff increase on Crimson’s KLM system, of which 21% was effective in October 2023.
◦A 35% tariff increase on Crimson's Southern California system, of which 21% was effective as of August 2023.
◦Plan to file this week for an acceleration of the pending rate cases for the SPB and KLM systems.
•Amended the Company's credit facility covenant requirements for Q3 and Q4 2023 to provide additional time to manage near-term debt maturities through the proposed sale of CorEnergy's MoGas and Omega Pipeline systems.
•Maintained the Company's 2023 outlook calling for Adjusted EBITDA of $24.0 to $26.0 million, reflecting anticipated volume, maintenance capital and timing of the Company's proposed MoGas and Omega sale.
Management Commentary
"California volumes have remained stable but below our original 2023 expectations while at the same time maintenance costs and capital requirements have increased sharply, driven by a combination of high inflation rates, rapidly rising wages and higher levels of activity and requirements by the California State Fire Marshal who is the primary pipeline regulator in the state. We have implemented mitigation efforts to realign cost of service and rates, including cost reductions, tariff rate increases, asset sales and debt reduction; however, these actions take time to fully be resolved. Additionally, we plan to file a request to immediately accelerate our pending rate filings for increases on the SPB and KLM systems to better align revenue with the higher level of expenses we are experiencing. The timing of the response from the CPUC on this request is hard to predict, but we hope to have a

Exhibit 99.1
response in Q1 2024 at the latest. We believe these actions will help us generate better operating results and materially reduce our debt," said Dave Schulte, Chairman and Chief Executive Officer.
"As expected, we did see an increase in November 2023 nominations, showing the anticipated increase in volumes following the announced closure of the P66 refinery for conversion to renewable diesel early next year. The P66 line has historically shipped an estimated 50,000 barrels per day to their Rodeo refinery. Capturing even a portion of those volumes would be helpful but the long-term impact to run-rate cash flow will also be balanced with the impact on the pending rate cases as well as the current expense pressures which are expected to persist."
Third Quarter Performance Summary
Third quarter financial highlights are as follows:

	For the Three Months Ended
	September 30, 2023
		Per Common Share
	Total	Basic	Diluted
Net Loss	$(4,310,336)	$(0.47)	$(0.47)
Net Cash Provided by Operating Activities	$3,202,607
Adjusted Net Loss[1]	$(3,314,966)
Cash Available for Distribution (CAD)[1]	$(10,780,520)
Adjusted EBITDA[2]	$4,809,301

Dividends Declared to Common Stockholders		$—
1 Non-GAAP financial measure.    Adjusted Net Loss excludes special items of $995 thousand and $223, which are transaction costs and restructuring costs, respectively; however, CAD has not been so adjusted. Reconciliations of Adjusted Net Loss and CAD, as presented, to Net Loss and Net Cash provided by Operating Activities are included at the end of this press release. See Note 1 below for additional information. Cash available for distribution represents cash available to common stockholders after the effect of the preferred dividend requirement.
2 Non-GAAP financial measure.    Adjusted EBITDA excludes special items of $995 thousand and $223, which are transaction costs and restructuring costs, respectively. Reconciliation of Adjusted EBITDA, as presented, to Net Loss is included at the end of this press release. See Note 2 below for additional information.
Crimson Rate Increases
During the third quarter of 2022, Crimson filed for a tariff increase of 35% on its Southern California pipeline system and 10% on its KLM pipeline. Both of the third quarter tariff filings were protested by shippers and are proceeding through the CPUC approval process, with resolution expected in 2024. The Company commenced collecting a 10% tariff increase on both systems 30 days after the respective third quarter filings in 2022 and began collecting an additional 10% tariff increase on each pipeline in the third quarter 2023 on the anniversary of the filing, for a total of a 21% increase on each pipeline to date.
During the first quarter of 2023, Crimson filed for a 36% rate increase on its SPB pipeline and 107% increase on its KLM pipeline, additive to the 10% increase filed in 2022, based on the regulated cost-of-service tariff structure. Both tariff filings were protested by shippers and will proceed through the CPUC approval process. The Company

Exhibit 99.1
commenced collecting a 10% tariff increase on the SPB system in March 2023, and a 21% total tariff increase on KLM as of October 2023.
SPB and KLM filed for an acceleration of the pending tariff increase requests on SPB and KLM systems. The filing requests an immediate tariff increase of 24.3% and 27.6% on SPB and KLM, respectively. This filing does not increase the total requested tariff increases but rather just accelerates them to help eliminate current negative cash flows. The timing of the response from the CPUC is unknown but the Company is hopeful for the Q1 2024 resolution at the latest.

Any tariff increase is subject to refund if the CPUC determines that it was not justified.
2023 Outlook
CorEnergy maintained its outlook for 2023, as follows:
•Adjusted EBITDA of $24.0 to $26.0 million, inclusive of maintenance expense of $9.0 to $10.0 million, reflecting reduced volumes and delays in tariff processes (see Note 2 for additional details).

•Capital expenditures in the range of $11.5 to $12.5 million, incurred primarily in the second half of 2023.
•An expectation that the Company’s Class B Common Stock will mandatorily convert to Common Stock at a ratio of 0.68:1, as opposed to 1:1, during Q1 2024.
Dividend and Distribution Status
CorEnergy's Board of Directors maintained the suspension of dividend payments on its 7.375% Series A Cumulative Redeemable Preferred Stock and the Company’s Common Stock due to lower operating outlook. The Company's Board will continue to evaluate dividends on a quarterly basis.
CorEnergy’s 7.375% Series A Cumulative Redeemable Preferred Stock will accrue dividends during any period in which dividends are not paid. Any accrued Series A Cumulative Redeemable Preferred dividends must be paid prior to the Company resuming common dividend payments.
Based on the suspension of dividend payments to CorEnergy’s public equity holders, the Crimson Class A-1, Class A-2, and Class A-3 Units and CorEnergy’s Class B Common Stock will not receive dividends. The Crimson Class A-1 Units will accumulate a preferred distribution based on the CorEnergy Series A Cumulative Redeemable Preferred Shares, which would be paid prior to the Company resuming common dividend payments.
The unpaid and accumulated preferred dividend amounts are included in the financial statements and notes.
Third Quarter Results Call
CorEnergy will host a conference call on Tuesday, November 7, 2023 at 10:00 a.m. Central Time to discuss its financial results. The call may also include discussion of Company developments and forward-looking and other material information about business and financial matters. To join the call, dial +1-973-528-0011 and provide access code 484988 at least five minutes prior to the scheduled start time. The call will also be webcast live in a listen-only format. A link to the live webcast and an archived replay will be accessible at corenergy.reit.

Exhibit 99.1
About CorEnergy Infrastructure Trust, Inc.
CorEnergy Infrastructure Trust, Inc. (NYSE: CORR, CORRPrA) is a real estate investment trust that owns and operates or leases regulated natural gas transmission and distribution lines and crude oil gathering, storage and transmission pipelines and associated rights-of-way. For more information, please visit corenergy.reit.
Forward-Looking Statements
The financial results in this press release reflect preliminary, unaudited results, which are not final until the Company’s Quarterly Report on Form 10-Q is filed. With the exception of historical information, certain statements contained in this press release may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, such as those pertaining to our guidance, pursuit of growth opportunities, anticipated transportation volumes, expected rate increases, planned capital expenditures, planned dividend payment levels, planned cost reductions, potential and pending asset sales, expected ESG program updates and developments, future compliance with debt covenants. capital resources and liquidity, and our planned acts relating thereto, and results of operations and financial condition. You can identify forward-looking statements by use of words such as "will," "may," "should," "could," "believes," "expects," "anticipates," "estimates," "intends," "projects," "goals," "objectives," "targets," "predicts," "plans," "seeks," or similar expressions or other comparable terms or discussions of strategy, plans or intentions. Although CorEnergy believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including, among others, changes in economic and business conditions; a decline in oil production levels; competitive and regulatory pressures; failure to realize the anticipated benefits of requested tariff increases; risks related to the uncertainty of the projected financial information with respect to Crimson; compliance with environmental, safety and other laws; our continued ability to access debt and equity markets and comply with existing debt covenants, including those contained in the indenture governing our 5.875% Convertible Notes; our ability to regain and continue to meet NYSE continued listing standards, the failure of which could result in our capital stock being delisted thereby constituting a "fundamental change" under the indenture governing our 5.875% Convertible Notes requiring us to repurchase such notes; our ability to repurchase our outstanding 5.875% Convertible Notes upon a "fundamental change" under the indenture governing such notes; failure to complete pending asset sales on our expected timeline or at all; risks associated with climate change; risks associated with changes in tax laws and our ability to continue to qualify as a REIT; and other factors discussed in CorEnergy’s reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, CorEnergy does not assume a duty to update any forward-looking statement. In particular, any dividends paid in the future to our stockholders will depend on the actual performance of CorEnergy, its costs of leverage and other operating expenses and will be subject to the approval of CorEnergy’s Board of Directors and compliance with leverage covenants and other applicable requirements.

1 Management uses Adjusted Net Income (Loss) as a measure of profitability and CAD as a measure of long-term sustainable performance. Adjusted Net Income (Loss) and CAD are non-GAAP measures. Adjusted Net Income (Loss) represents net loss adjusted for loss on impairment of goodwill, transaction costs and restructuring costs, less gain on the sale of equipment. CAD represents Adjusted Net Income (Loss) adjusted for depreciation and amortization, amortization of debt issuance costs, stock-based compensation, and deferred tax benefit less transaction costs, restructuring costs, maintenance capital expenditures, preferred dividend requirements, and mandatory debt amortization.

Exhibit 99.1
2 Management uses Adjusted EBITDA as a measure of operating performance. Adjusted EBITDA represents net loss adjusted for items such as loss on the impairment of goodwill, transaction costs, restructuring costs, depreciation and amortization, stock-based compensation, income tax expense (benefit), net, interest expense, less gain on the sale of equipment. Future period non-GAAP guidance includes adjustments for special items not indicative of our core operations, which may include, without limitation, items included in the additional financial information attached to this press release. Such adjustments may be affected by changes in ongoing assumptions and judgments, as well as nonrecurring, unusual or unanticipated charges, expenses or gains or other items that may not directly correlate to the underlying performance of our business operations. The exact amounts of these adjustments are not currently determinable but may be significant. It is therefore not practicable to provide the comparable GAAP measures or reconcile this future period non-GAAP guidance to the most comparable GAAP measures. Accordingly, we are not providing such comparable GAAP measures or reconciliations in reliance on the "unreasonable efforts" exception for forward-looking non-GAAP measures set forth in SEC rules because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated without unreasonable effort and expense.
Contact Information:
CorEnergy Infrastructure Trust, Inc.
Investor Relations
Matt Kreps or Jeff Teeven
877-699-CORR (2677)
info@corenergy.reit
Source: CorEnergy Infrastructure Trust, Inc.

CONSOLIDATED BALANCE SHEETS

	September 30, 2023	December 31, 2022
Assets	(Unaudited)
Property and equipment, net of accumulated depreciation of $33,417,433 and $52,908,191, respectively (Crimson VIE*: $342,285,452, and $340,205,058, respectively)	$342,291,489	$440,148,967
Leased property, net of accumulated depreciation of $— and $299,463, respectively	—	1,226,565
Financing notes and related accrued interest receivable, net of reserve of $50,000 and $600,000, respectively	659,432	858,079
Cash and cash equivalents (Crimson VIE: $2,185,021 and $1,874,319, respectively)	3,048,354	17,830,482
Accounts and other receivables (Crimson VIE: $11,958,653 and $10,343,769, respectively)	11,961,369	14,164,525
Due from affiliated companies (Crimson VIE: $6,250 and $167,743, respectively)	6,250	167,743
Deferred costs, net of accumulated amortization of $964,971 and $726,619, respectively	177,376	415,727
Inventory (Crimson VIE: $1,938,569 and $5,804,776, respectively)	1,938,569	5,950,051
Prepaid expenses and other assets (Crimson VIE: $5,647,976 and $3,414,372, respectively)	6,374,432	9,478,146
Operating right-of-use assets (Crimson VIE: $5,879,124 and $4,452,210, respectively)	6,010,439	4,722,361
Deferred tax asset, net (Crimson VIE: $148,742 and $—, respectively)	148,742	—
Assets held-for-sale	110,306,421	—
Total Assets	$482,922,873	$494,962,646
Liabilities and Equity
Secured credit facilities, net of deferred financing costs of $283,965 and $665,547, respectively	$103,716,035	$100,334,453
Unsecured convertible senior notes, net of discount and debt issuance costs of $1,233,197 and $1,726,470, respectively	116,816,803	116,323,530
Accounts payable and other accrued liabilities (Crimson VIE: $16,480,857 and $16,889,980, respectively)	19,276,291	26,316,216
Income tax payable (Crimson VIE: $— and $85,437, respectively)	10,965	174,849
Due to affiliated companies (Crimson VIE: $137,525 and $209,750, respectively)	137,525	209,750
Operating lease liability (Crimson VIE: $6,069,038 and $4,454,196, respectively)	6,200,354	4,696,410
Deferred tax liability, net	—	1,292,300
Unearned revenue (Crimson VIE: $498,721 and $203,725, respectively)	498,721	5,948,621
Liabilities held-for-sale	7,160,793	—
Total Liabilities	$253,817,487	$255,296,129
Equity
Series A Cumulative Redeemable Preferred Stock 7.375%, $136,690,065 liquidation preference at September 30, 2023 and $129,525,675 liquidation preference at December 31, 2022 ($2,500 per share, $0.001 par value); 69,367,000 authorized; 51,810 issued and outstanding at September 30, 2023 and December 31, 2022	$129,525,675	$129,525,675
Common stock, non-convertible, $0.001 par value; 15,353,833 and 15,253,958 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively (100,000,000 shares authorized)	15,354	15,254
Class B Common Stock, $0.001 par value; 683,761 shares issued and outstanding at September 30, 2023 and December 31, 2022 (11,896,100 shares authorized)	684	684
Additional paid-in capital	327,183,361	327,016,573
Retained deficit	(346,940,752)	(333,785,097)
Total CorEnergy Equity	109,784,322	122,773,089
Non-controlling interest	119,321,064	116,893,428
Total Equity	229,105,386	239,666,517
Total Liabilities and Equity	$482,922,873	$494,962,646

STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Revenue
Transportation and distribution	$28,862,539	$31,273,493	$86,642,286	$89,538,121
Pipeline loss allowance subsequent sales	4,077,113	1,477,251	11,087,109	7,283,450
Lease and other revenue	105,035	210,942	311,444	533,902
Total Revenue	33,044,687	32,961,686	98,040,839	97,355,473
Expenses
Transportation and distribution	$18,921,495	$17,647,673	$54,189,582	$45,857,193
Pipeline loss allowance subsequent sales cost of revenue	3,806,678	1,385,028	10,857,454	6,016,664
General and administrative	6,601,866	5,743,342	20,820,858	16,162,570
Depreciation and amortization	3,351,238	4,028,800	10,620,391	11,997,781
Loss on impairment of goodwill	—	16,210,020	—	16,210,020
Total Expenses	32,681,277	45,014,863	96,488,285	96,244,228
Operating Income (Loss)	$363,410	$(12,053,177)	$1,552,554	$1,111,245
Other Income (expense)
Other income (expense)	$(11,586)	$76,050	$325,905	$332,615
Interest expense	(4,499,316)	(3,483,208)	(13,330,232)	(9,972,969)
Total Other Expense	(4,510,902)	(3,407,158)	(13,004,327)	(9,640,354)
Loss before income taxes	(4,147,492)	(15,460,335)	(11,451,773)	(8,529,109)
Taxes
Current tax expense	2,436	35,187	12,137	343,108
Deferred tax expense (benefit)	160,408	6,182	(785,891)	94,604
Income tax expense (benefit), net	162,844	41,369	(773,754)	437,712
Net Loss	$(4,310,336)	$(15,501,704)	(10,678,019)	(8,966,821)
Less: Net income attributable to non-controlling interest	809,212	809,212	2,427,636	2,427,636
Net Loss attributable to CorEnergy Infrastructure Trust, Inc.	$(5,119,548)	$(16,310,916)	$(13,105,655)	$(11,394,457)
Preferred dividend requirements	2,388,130	2,388,130	7,164,390	7,164,390
Net Loss attributable to Common Stockholders	$(7,507,678)	$(18,699,046)	$(20,270,045)	$(18,558,847)

Common Stock
Weighted average shares outstanding - basic	15,353,513	15,089,708	15,325,852	14,999,570
Basic net loss per share	$(0.47)	$(1.18)	$(1.27)	$(1.18)

Weighted average shares outstanding - diluted	15,818,470	15,554,665	15,790,809	15,464,527
Diluted net loss per share	$(0.47)	$(1.20)	$(1.28)	$(1.20)

Class B Common Stock
Weighted average shares outstanding - basic and diluted	683,761	683,761	683,761	683,761
Basic and diluted net loss per share	$(0.47)	$(1.23)	$(1.27)	$(1.33)

Dividends declared per common share	$—	$0.050	$—	$0.150

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Nine Months Ended
	September 30, 2023	September 30, 2022
Operating Activities
Net loss	$(10,678,019)	$(8,966,821)
Adjustments to reconcile net loss to net cash provided by operating activities:
Deferred income tax	(785,891)	94,604
Depreciation and amortization	10,620,391	11,997,781
Amortization of debt issuance costs	1,113,206	1,236,178
Loss on impairment of goodwill	—	16,210,020
Gain on sale of equipment	(1,074)	(39,678)
Stock-based compensation	203,213	384,383
Changes in assets and liabilities:
Accounts and other receivables	36,804	2,715,207
Inventory	3,865,532	(2,050,514)
Prepaid expenses and other assets	3,248,836	1,782,460
Due from affiliated companies, net	89,268	209,943
Accounts payable and other accrued liabilities	(1,515,953)	3,029,625
Income tax payable	(163,884)	344,630
Unearned revenue	(390,533)	151,295
Other changes, net	188,116	(100,855)
Net cash provided by operating activities	$5,830,012	$26,998,258
Investing Activities
Purchases of property and equipment	(13,458,018)	(7,759,603)
Proceeds from reimbursable projects	971,770	2,385,858
Other changes, net	(882,956)	186,992
Net cash used in investing activities	$(13,369,204)	$(5,186,753)
Financing Activities
Dividends paid on Series A preferred stock	—	(7,164,390)
Dividends paid on Common Stock	—	(1,644,549)
Distributions to non-controlling interest	—	(2,427,636)
Advances on the Crimson Revolver	11,000,000	9,000,000
Payments on the Crimson Revolver	(1,000,000)	(4,000,000)
Principal payments on the Crimson Term Loan	(7,000,000)	(6,000,000)
Dividends paid on Vested RSUs	(16,111)	—
Taxes paid for restricted stock unit withholdings	(68,722)	—
Proceeds from financing arrangement	—	1,520,517
Payments on financing arrangement	(3,525,995)	(1,987,382)
Payment on note payable	(437,500)	—
Net cash used in financing activities	$(1,048,328)	$(12,703,440)
Net change in Cash and Cash Equivalents	(8,587,520)	9,108,065
Cash and Cash Equivalents at beginning of period	17,830,482	11,540,576
Cash and Cash Equivalents at end of period(1)	$9,242,962	$20,648,641

	For the Nine Months Ended
	September 30, 2023	September 30, 2022

Supplemental Disclosure of Cash Flow Information
Interest paid	$13,274,159	$8,802,697
Income taxes paid (net of refunds)	191,000	(12,055)

Non-Cash Investing Activities
Purchases of property, plant and equipment in accounts payable and other accrued liabilities	$2,122,319	$2,249,585

Non-Cash Financing Activities
Reinvestment of distributions by common stockholders in additional common shares	$—	$601,184
Dividend equivalents accrued on RSUs	—	34,145
Assets acquired under financing arrangement	—	307,312

RESULTS OF OPERATIONS (UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2023	June 30, 2023	September 30, 2023	September 30, 2022
Revenue
Transportation and distribution	$28,862,539	$28,540,632	$86,642,286	$89,538,121
Pipeline loss allowance subsequent sales	4,077,113	7,009,996	11,087,109	7,283,450
Lease and other	105,035	103,352	311,444	533,902
Total Revenue	$33,044,687	$35,653,980	$98,040,839	$97,355,473
Expenses
Transportation and distribution	$18,921,495	$17,787,024	$54,189,582	$45,857,193
Pipeline loss allowance subsequent sales cost of revenue	3,806,678	7,050,776	10,857,454	6,016,664
General and administrative	6,601,866	7,447,410	20,820,858	16,162,570
Depreciation and amortization	3,351,238	3,237,526	10,620,391	11,997,781
Loss on impairment of goodwill	—	—	—	16,210,020
Total Expenses	$32,681,277	$35,522,736	$96,488,285	$96,244,228
Operating Income	$363,410	$131,244	$1,552,554	$1,111,245

Other Income (expense)
Interest expense	$(4,499,316)	$(4,426,351)	$(13,330,232)	$(9,972,969)
Other income (expense)	(11,586)	195,678	325,905	332,615
Income tax benefit (expense), net	(162,844)	932,079	773,754	(437,712)
Net Loss	$(4,310,336)	$(3,167,350)	$(10,678,019)	$(8,966,821)

Other Financial Data
Adjusted EBITDA	$4,809,301	$5,848,769	$18,057,318	$30,922,851
Adjusted Net Income (Loss)	(3,314,966)	(985,747)	(5,322,764)	8,130,006
Cash Available for Distribution	(10,780,520)	(7,702,815)	(24,677,382)	1,225,664

Capital Expenditures:
Maintenance Capital	$4,234,518	$2,099,717	$8,557,183	$4,098,777
Expansion Capital	451,577	584,006	1,738,310	1,871,681
Volume:
Average quarterly volume (bpd) - Crude oil	151,953	156,078	152,927	166,556

Non-GAAP Financial Measurements (Unaudited)

The following table presents a reconciliation of Net Loss, as reported in the Consolidated Statements of Operations, to Adjusted Net Income (Loss) and CAD:

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2023	June 30, 2023	September 30, 2023	September 30, 2022
Net Loss	$(4,310,336)	$(3,167,350)	$(10,678,019)	$(8,966,821)
Add:
Loss on impairment of goodwill	—	—	—	16,210,020
Transaction costs	995,147	1,857,826	3,348,552	926,485
Restructuring costs	223	323,777	2,007,777	—
Less:
Gain on the sale of equipment	—	—	1,074	39,678
Adjusted Net Income (Loss), excluding special items	$(3,314,966)	$(985,747)	$(5,322,764)	$8,130,006
Add:
Depreciation and amortization	3,351,238	3,237,526	10,620,391	11,997,781
Amortization of debt issuance costs	339,161	356,054	1,113,207	1,236,178
Stock-based compensation	110,869	102,718	203,213	384,383
Deferred tax expense (benefit)	160,408	(934,704)	(785,891)	94,604
Less:
Transaction costs	995,147	1,857,826	3,348,552	926,485
Restructuring costs	223	323,777	2,007,777	—
Maintenance capital expenditures	4,234,518	2,099,717	8,557,183	4,098,777
Preferred dividend requirements - Series A	2,388,130	2,388,130	7,164,390	7,164,390
Preferred dividend requirements - Non-controlling interest	809,212	809,212	2,427,636	2,427,636
Mandatory debt amortization	3,000,000	2,000,000	7,000,000	6,000,000
Cash Available for Distribution (CAD)	$(10,780,520)	$(7,702,815)	$(24,677,382)	$1,225,664

The following table reconciles net cash provided by operating activities, as reported in the Consolidated Statements of Cash Flows to CAD:

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2023	June 30, 2023	September 30, 2023	September 30, 2022
Net cash provided by operating activities	$3,202,607	$5,735,036	$5,830,012	$26,998,258
Changes in working capital	(3,551,267)	(6,140,792)	(5,358,185)	(6,081,791)
Maintenance capital expenditures	(4,234,518)	(2,099,717)	(8,557,183)	(4,098,777)
Preferred dividend requirements	(2,388,130)	(2,388,130)	(7,164,390)	(7,164,390)
Preferred dividend requirements - non-controlling interest	(809,212)	(809,212)	(2,427,636)	(2,427,636)
Mandatory debt amortization included in financing activities	(3,000,000)	(2,000,000)	(7,000,000)	(6,000,000)
Cash Available for Distribution (CAD)	$(10,780,520)	$(7,702,815)	$(24,677,382)	$1,225,664

Other Special Items:
Transaction costs	$995,147	$1,857,826	$3,348,552	$926,485
Restructuring costs	223	323,777	2,007,777	—

Other Cash Flow Information:
Net cash used in investing activities	$(5,480,176)	$(4,409,007)	$(13,369,204)	$(5,186,753)
Net cash used in financing activities	(828,969)	(331,528)	(1,048,328)	(12,703,440)

The following table presents a reconciliation of Net Loss, as reported in the Consolidated Statements of Operations, to Adjusted EBITDA:

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2023	June 30, 2023	September 30, 2023	September 30, 2022
Net Loss	$(4,310,336)	$(3,167,350)	$(10,678,019)	$(8,966,821)
Add:
Loss on impairment of goodwill	—	—	—	16,210,020
Transaction costs	995,147	1,857,826	3,348,552	926,485
Restructuring costs	223	323,777	2,007,777	—
Depreciation and amortization	3,351,238	3,237,526	10,620,391	11,997,781
Stock-based compensation	110,869	102,718	203,213	384,383
Income tax expense (benefit), net	162,844	(932,079)	(773,754)	437,712
Interest expense, net	4,499,316	4,426,351	13,330,232	9,972,969
Less:
Gain on the sale of equipment	—	—	1,074	39,678
Adjusted EBITDA	$4,809,301	$5,848,769	$18,057,318	$30,922,851